EXHIBIT 23.3
                                                                   ------------





                              CONSENT OF ENGINEER


I hereby consent to references to my name under the heading "Description of the Business -- Mineral Reserves and Resources" and all other references to my name included or incorporated by reference in: (i) Teck Cominco Limited's Annual Report on Form 40-F for the year ended December 31, 2007; (ii) Teck Cominco Limited's registration statement on Form S-8 (File No. 333-140184); and (iii) the incorporation of reference in registration statement on Form F-9 (File No. 333-147032), filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended as applicable.



Sincerely,


/s/ Dan Gurtler
---------------------------------
Name:    Dan Gurtler
Title:   AusIMM Member No. 221290


Lima, Peru
March 26, 2008